                                                                     EX-99.B(13)


                      TOTAL RETURN U.S. TREASURY FUND, INC.


                             SUBSCRIPTION AGREEMENT



                  For and in consideration of the mutual agreements herein contained, C.J. Lawrence, Morgan Grenfell Inc. ("C.J. Lawrence"), hereby agrees to purchase from Total Return U.S. Treasury Fund, Inc., a Maryland corporation, (the "Fund") and the Fund agrees to sell 10,000 shares of the Fund's C.J. Lawrence Total Return U.S. Treasury Fund Shares, without par value at a price of $10.00 per share, (the "Shares") upon the terms and conditions set forth herein.

                  C.J. Lawrence agrees to purchase such Shares and to pay the full consideration therefor to the Fund upon demand.

                  C.J. Lawrence hereby confirms to the Fund its representations that it is purchasing such Shares for investment purposes, with no present intention of redeeming or reselling any portion thereof, and its agreement that in the event it should dispose of any of such Shares, such transaction will be affected by redeeming such Shares through the Fund. In the event that C.J. Lawrence redeems any of the Shares within five years of the date on which the Fund commences operations it will reimburse the fund for any unamortized costs of the Fund's organization in the same proportion as the number of Shares to be redeemed bears to the number of Shares purchased hereby.


                                      C.J. LAWRENCE, MORGAN GRENFELL INC.


                                      By: /s/ Edward J. Hyman, Jr.
                                          -------------------------------
                                      Title:  Vice Chairman

Dated:   As of     Aug. 2    , 1988
              ---------------

Subscription Accepted:

TOTAL RETURN U.S. TREASURY FUND, INC.

By: /s/ R. Alan Medaugh
    ----------------------------------
Title:  President

                      TOTAL RETURN U.S. TREASURY FUND, INC.


                             SUBSCRIPTION AGREEMENT

                  For and in consideration of the mutual agreements herein contained, Alex. Brown Incorporated ("Alex. Brown") hereby agrees to purchase from Total Return U. S. Treasury Fund, Inc., a Maryland corporation, (the "Fund") and the Fund agrees to sell 5,000 shares of the Fund's Flag Investors Total Return U.S. Treasury Fund Shares, par value $.001 per share, at a price of $10.00 per share, (the "Shares") upon the terms and conditions set forth herein and as part of a public offering pursuant to the terms and conditions of the Fund's Registration Statement.

                  Alex. Brown agrees to purchase such Shares and to pay the full consideration therefor to the Fund upon demand.

                  Alex. Brown hereby confirms to the Fund its representations that it is purchasing such Shares for investment purposes, with no present intention of redeeming or reselling any portion thereof, and its agreement that in the event it should dispose of any of such Shares, such transaction will be effected by redeeming such Shares through the Fund. In the event that Alex. Brown redeems any of the Shares within five years of the date on which the Fund commences operations it will reimburse the Fund for any unamortized costs of the Fund's organization in the same proportion as the number of Shares to be redeemed bears to the number of Shares purchased hereby.

                                      ALEX. BROWN INCORPORATED



                                      BY: /s/ Beverly Wright
                                         -------------------------
                                      TITLE: CFO
                                            ----------------------


Dated: As of       August 2      , 1988
            ---------------------

Subscription Accepted:

TOTAL RETURN U.S. TREASURY FUND, INC.

BY: /s/ Brian C. Nelson
    -----------------------------------

TITLE: /s/ Vice President & Secretary
      ---------------------------------